Exhibit 99.1

Contact:
Darren Daugherty
Director, Investor Relations
(281) 492-5370

Diamond Offshore Announces Third Quarter 2013 Results

HOUSTON, October 24, 2013 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income of $95 million for the third quarter of 2013, or $0.68 per share on a diluted basis, compared with net income of $178 million, or $1.28 per share on a diluted basis, in the same period a year earlier. Revenues in the third quarter of 2013 totaled $691 million, compared with revenues of $714 million in the prior-year quarter.

Results for the quarter included the unfavorable pretax impact of $93 million, or an after tax impact of $0.54 per diluted share, related to customer non-payments, as follows:

•	Unrecognized revenue of $70 million, pretax, and
•	Bad debt expense of $23 million, pretax.

“Although our results were adversely affected this quarter by customers with cash flow issues, which is highly unusual, we are working hard to reposition these rigs,” said Larry Dickerson, President and Chief Executive Officer. “The overall market remains stable, supported by Brent oil prices above $100 per barrel and ongoing rig demand.”

The Company has received the following letters of intent (LOI):

•	The Ocean Scepter received an LOI for a 1,136-day contract extension at a new rate of $158,000 per day; and

•	The Ocean Apex received an LOI to begin work for an international oil company in Southeast Asia during Q4 2014 at a dayrate comparable to that of our other new deepwater semisubmersible, the Ocean Onyx.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 9:00 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 75559431. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 45 offshore drilling rigs, including seven rigs under construction. Diamond Offshore’s fleet consists of 33 semisubmersibles, three of which are under construction, five dynamically positioned drillships, four of which are under construction, and seven jack-ups. Additional information about the Company and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com. Diamond Offshore is owned 50.4% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning customer non-payments, future opportunities for and repositioning of our drilling rigs, future work and dayrate for the Ocean Scepter as contemplated by its letter of intent, which is subject to customary conditions including execution of a definitive agreement, future work and dayrate for the Ocean Apex as contemplated by its letter of intent, which is subject to customary conditions including execution of a definitive agreement, and future operations. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, the risk that a letter of intent may not result in a binding contract, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Contract drilling	$690,741	$714,027	$2,135,612	$2,195,443
Revenues related to reimbursable expenses	15,424	15,114	58,312	40,528

Total revenues	706,165	729,141	2,193,924	2,235,971

Operating expenses:
Contract drilling, excluding depreciation	419,488	357,281	1,163,618	1,159,635
Reimbursable expenses	14,904	14,563	56,998	39,351
Depreciation	97,143	99,207	291,107	300,069
General and administrative	15,240	13,476	48,490	49,803
Bad debt expense (recovery)	22,563	—	22,563	(1,018)
Gain on disposition of assets	(525)	(208)	(2,789)	(79,285)

Total operating expenses	568,813	484,319	1,579,987	1,468,555

Operating income	137,352	244,822	613,937	767,416

Other income (expense):
Interest income	136	773	1,024	4,052
Interest expense	(1,693)	(8,720)	(17,713)	(36,780)
Foreign currency transaction loss	(4,556)	(1,860)	(3,949)	(881)
Other, net	326	(168)	746	(767)

Income before income tax expense	131,565	234,847	594,045	733,040

Income tax expense	(36,817)	(56,661)	(137,974)	(168,224)

Net Income	$94,748	$178,186	$456,071	$564,816

Income per share:
Basic	$0.68	$1.28	$3.28	$4.06

Diluted	$0.68	$1.28	$3.28	$4.06

Weighted average shares outstanding:
Shares of common stock	139,035	139,030	139,034	139,029
Dilutive potential shares of common stock	30	23	38	17

Total weighted average shares outstanding	139,065	139,053	139,072	139,046

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,

	2013	2013	2012

REVENUES
Floaters:
Ultra-Deepwater	$195,215	$231,101	$195,574
Deepwater	147,333	184,105	163,816
Mid-water	297,368	288,860	319,491

Total Floaters	639,916	704,066	678,881
Jack-ups	50,825	40,832	35,146

Total Contract Drilling Revenue	$690,741	$744,898	$714,027

Revenues Related to Reimbursable Expenses	$15,424	$13,120	$15,114

Floaters:
Ultra-Deepwater	$139,689	$128,147	$132,705
Deepwater	74,609	60,126	58,029
Mid-water	165,518	139,252	135,935

Total Floaters	379,816	327,525	326,669
Jack-ups	28,685	27,377	24,245
Other	10,987	14,134	6,367

Total Contract Drilling Expense	$419,488	$369,036	$357,281

Reimbursable Expenses	$14,904	$12,805	$14,563

OPERATING INCOME
Floaters:
Ultra-Deepwater	$55,526	$102,954	$62,869
Deepwater	72,724	123,979	105,787
Mid-water	131,850	149,608	183,556

Total Floaters	260,100	376,541	352,212
Jack-ups	22,140	13,455	10,901
Other	(10,987)	(14,134)	(6,367)
Reimbursable expenses, net	520	315	551
Depreciation	(97,143)	(97,143)	(99,207)
General and administrative expense	(15,240)	(16,435)	(13,476)
Bad debt expense	(22,563)	—	—
Gain on disposition of assets	525	260	208

Total Operating Income	$137,352	$262,859	$244,822

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$438,794	$335,432

Marketable securities	800,204	1,150,158

Accounts receivable, net of allowance for bad debts	424,808	499,660

Prepaid expenses and other current assets	142,152	136,099

Assets held for sale	11,594	11,594

Total current assets	1,817,552	2,132,943

Drilling and other property and equipment, net of accumulated depreciation	5,331,470	4,864,972

Other assets	193,586	237,371

Total assets	$7,342,608	$7,235,286

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$249,935	$—

Other current liabilities	466,940	485,546

Long-term debt	1,246,321	1,496,066

Deferred tax liability	532,729	490,946

Other liabilities	182,347	186,334

Stockholders’ equity	4,664,336	4,576,394

Total liabilities and stockholders’ equity	$7,342,608	$7,235,286

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Third Quarter (a)		Second Quarter		Third Quarter
	2013		2013		2012
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$284	93%	$342	92%	$354	75%
Deepwater Floaters	$380	84%	$409	99%	$373	95%
Mid-Water Floaters	$258	68%	$271	65%	$258	71%
Jack-Ups	$93	84%	$88	74%	$98	56%

(a) Dayrate and utilization calculations include revenue earning days for which revenue was not recognized pursuant to GAAP. For the rig categories Ultra-Deepwater, Deepwater, and Mid-water Floaters, these include 88, 31 and 94 days, respectively.